Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279033 on Form S-3 and Registration Statement Nos. 333-260991, 333-263903, 333-271148, 333-273290, 333-279288, 333-281983, and 333-285748 on Form S-8 of our report dated March 10, 2026, relating to the financial statements of Backblaze, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 10, 2026